EXHIBIT 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Pacific Health Care Organization, Inc. (the “Company”) on Form 10-Q for the nine months ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Tom Kubota, Chief Executive Officer of Pacific Health Care Organization, Inc., certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) the Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Company Name

Date: November 13, 2008	By:	/s/ Tom Kubota
Tom Kubota
Chief Executive Officer